    As filed with the Securities and Exchange Commission on August 16, 2001
                                                    Registration No. 333________

================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 _____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 _____________

                                SRS LABS, INC.
            (Exact name of registrant as specified in its charter)

               Delaware                                                33-0714264
     (State or other jurisdiction of                       (I.R.S. Employer Identification No.)
     incorporation or organization)

2909 Daimler Street, Santa Ana, California                                   92705
(Address of Principal Executive Offices)                                   (Zip Code)

                                ______________

                                SRS LABS, INC.
                             AMENDED AND RESTATED
                          1996 NON-EMPLOYEE DIRECTORS
                              STOCK OPTION PLAN,
                                  AS AMENDED
                           (Full title of the plan)
                                ______________

                               Darrell E. Baker
                           Vice President, Finance,
                        Acting Treasurer and Secretary
                                SRS Labs, Inc.
                              2909 Daimler Street
                         Santa Ana, California  92705
                    (Name and address of agent for service)

                                (949) 442-1070
         (Telephone number, including area code, of agent for service)

                       Copies of all communications to:
                          John F. Della Grotta, Esq.
                     Paul, Hastings, Janofsky & Walker LLP
                               Seventeenth Floor
                             695 Town Center Drive
                      Costa Mesa, California  92626-1924
                                (714) 668-6200
                                ______________

                       CALCULATION OF REGISTRATION  FEE

=================================================================================================================
                                                        Proposed maximum     Proposed maximum
       Title of securities            Amount to be       offering price          aggregate          Amount of
         to be registered              registered         per share(1)       offering price(1)   registration fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value          250,000 shares(2)     $4.04                $1,010,000            $253
=================================================================================================================

     (1) In accordance with Rule 457(h)(1), the price of the securities has been estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, and the price listed is the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market on August 13, 2001 (a date within 5 business days prior to the date of filing this Registration Statement).

     (2) As presently constituted, plus such indeterminate number of shares as may become subject to the SRS Labs, Inc. Amended and Restated 1996 Nonemployee Directors Stock Option Plan, as amended, as a result of adjustment provisions set forth in such Plan and agreements entered into pursuant thereto.

================================================================================

                    STATEMENT UNDER GENERAL INSTRUCTION E.
                     REGISTRATION OF ADDITIONAL SECURITIES

     The shares covered by this Registration Statement represent additional shares of the Registrant's Common Stock that have become available for issuance under the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors Stock Option Plan (the "Stock Option Plan") as a result of an amendment increasing the number of shares authorized for issuance thereunder from 250,000 to 500,000, which amendment, among other things, is reflected in the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors Stock Option Plan, as amended (the "Amended Stock Option Plan"), which is included as Exhibit 4.1 hereto. The Amended Stock Option Plan supersedes the Stock Option Plan. Unless otherwise noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-36646) relating to the Stock Option Plan are incorporated by reference into this Registration Statement.

                                    PART II

Item 8.  Exhibits.

         4.1 SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors Stock Option Plan, as amended, previously filed as Appendix B to the definitive Proxy Statement dated April 30, 2001 of SRS Labs, Inc., a Delaware corporation (the "Company"), filed with the U.S. Securities and Exchange Commission (the "Commission") on April 30, 2001, which is incorporated herein by reference.

         4.2 Certificate of Incorporation of the Company, certified by the Delaware Secretary of State on June 27, 1996, previously filed with the Commission as Exhibit 3.1 to the Company's Registration Statement on Form SB-2, specifically included in Amendment No. 1 to such Registration Statement filed with the Commission on July 3, 1996, Registration No. 333-4974-LA, which is incorporated herein by reference.

         4.3    Bylaws of the Company, previously filed with the Commission as
                Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999, filed with the Commission on November 12, 1999, which is incorporated herein by reference.

         5. Opinion (and consent) of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder.

         23.1 Consent of Paul, Hastings, Janofsky & Walker LLP (set forth as part of Exhibit 5 above).

         23.2   Consent of Deloitte & Touche LLP, independent auditors.

         24.    Power of Attorney (set forth on page 2).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on August 16, 2001.

                           SRS LABS, INC.



                           By: /s/ THOMAS C.K. YUEN
                               --------------------
                               Thomas C.K. Yuen
                               Chairman of the Board and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C.K. Yuen and Darrell E. Baker and each of them singly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities (including such person's capacity as a director and/or officer of SRS Labs, Inc.), to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

               Signature                                  Title                              Date
               ---------                                  -----                              ----
/s/ THOMAS C.K. YUEN                     Chairman of the Board and Chief               August 16, 2001
---------------------------------------  Executive Officer and a Director
Thomas C.K. Yuen                         (Principal Executive Officer)

/s/ DARRELL E. BAKER                     Vice President, Finance, Acting               August 16, 2001
---------------------------------------  Treasurer and Secretary (Principal
Darrell E. Baker                         Financial and Accounting Officer)

/s/ ROBERT PFANNKUCH                     Director                                      August 16, 2001
---------------------------------------
Robert Pfannkuch

/s/ JEFFREY I. SCHEINROCK                Director                                      August 10, 2001
---------------------------------------
Jeffrey I. Scheinrock

/s/ STEPHEN V. SEDMAK                    Director                                      August 16, 2001
---------------------------------------
Stephen V. Sedmak

/s/ GARETH C.C. CHANG                    Director                                      August 16, 2001
---------------------------------------
Gareth C.C. Chang

                                         Director
---------------------------------------
John Tu

                                         Director
---------------------------------------
Sam Yau

                               INDEX TO EXHIBITS

 Exhibit
  Number                               Description
  ------                               -----------

    4.1 SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors Stock Option Plan, as amended, previously filed as Appendix B to the definite Proxy Statement dated April 30, 2001 of SRS Labs, Inc., a Delaware corporation (the "Company"), filed with the U.S. Securities and Exchange Commission (the "Commission") on April 30, 2001, which is incorporated herein by reference.

    4.2 Certificate of Incorporation of the Company, certified by the Delaware Secretary of State on June 27, 1996, previously filed with the Commission as Exhibit 3.1 to the Company's Registration Statement on Form SB-2, specifically included in Amendment No. 1 to such Registration Statement filed with the Commission on July 3, 1996, Registration No. 333-4974-LA, which is incorporated herein by reference.

    4.3      Bylaws of the Company, previously filed with the Commission as
             Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999, filed with the Commission on November 12, 1999, which is incorporated herein by reference.

     5. Opinion (and consent) of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder.

   23.1 Consent of Paul, Hastings, Janofsky & Walker LLP (set forth as part of Exhibit 5 above).

   23.2      Consent of Deloitte & Touche LLP, independent auditors.

    24.      Power of Attorney (set forth on page 2).

                                      -3-